EXHIBIT 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (this “Agreement”) is entered into as of March 15th, 2023 by and between (a) Jonathan Loutzenhiser the EXECUTIVE and (b) Healthcare Solution Holdings, Inc., a Delaware Corporation (the “EMPLOYER”), on behalf of itself, its parents, subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents , individually and in their official capacities (collectively referred to as the “EMPLOYER GROUP”). Collectively, the EXECUTIVE and EMPLOYER shall be referred to as the “Parties”.

BACKGROUND

WHEREAS, The EXECUTIVE has served the company since its inception as an executive officer and board member since September of 2017

WHEREAS, The Employer has fallen significantly behind in the payment of regular payroll, medical benefits, and bonuses to the EXECUTIVE.

WHEREAS, The Employer’s core business has be shut down due to the actions of certain corporate officers and other employees that were in no way under the control of or related to the EXECUTIVE.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, EXECUTIVE and EMPLOYER hereby agree as follows:

AGREED TERMS

1. Payment by EMPLOYER. EMPLOYER will pay EXECUTIVE the total sum of Five Million Seven Hundred and Fifty Thousand Dollars 00/100 (US $5,750,000.00) (the “Settlement Payment”) as provided herein. The Settlement Payment shall be paid by Bank Wire Transfer not later than 1 business days after counsel for the EXECUTIVE delivers an executed copy of this Agreement to counsel for EMPLOYER. The EMPLOYER shall provide an executed copy of this Agreement to counsel for EXECUTIVE not later than the date that EMPLOYER must pay the Settlement Payment.

The Parties acknowledge and agree that they are solely responsible for paying any attorneys’ fees and costs they incurred and that neither Party nor its attorney(s) will seek any award of attorneys’ fees or costs from the other Party, except as provided herein.

2. Taxes. EXECUTIVE shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local, or regional taxing authority as a result of the Settlement Payment. EXECUTIVE understands that EMPLOYER has not made, and it does not rely upon, any representations regarding the tax treatment of the sums paid pursuant to this Agreement. Moreover, EXECUTIVE agrees to indemnify and hold EMPLOYER harmless in the event that any governmental taxing authority asserts against EMPLOYER any claim for unpaid taxes, failure to withhold taxes, penalties, or interest based upon the payment of the Settlement Payment.

3. Mutual Release.

(a) The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates, and assigns, and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby release and discharge the other Party, together with their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, affiliates and assigns and its and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, from all known and unknown charges, complaints, claims, grievances, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, wages, medical costs, pain and suffering, mental anguish, emotional distress, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which either Party has, or may have had, against the other Party, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions related to or arising from:

(i) the Employer has fallen significantly behind in the payment of regular payroll, medical benefits, and bonuses to the EXECUTIVE. The Employer’s core business has been shut down due to the actions of certain corporate officers and other employees that were in no way under the control of or related to the EXECUTIVE. (the “Dispute”);

(ii) an agreement between the Parties;

(iii) any other matter between the Parties; and/or

(iv) any claims under federal, state, or local law, rule, or regulation.

(b) This Agreement resolves any claim for relief that is, or could have been alleged, no matter how characterized, including, without limitation, compensatory damages, damages for breach of contract, bad faith damages, reliance damages, liquidated damages, damages for humiliation and embarrassment, punitive damages, costs, and attorneys’ fees related to or arising from the Dispute.

(c) Notwithstanding the above, this mutual release does not waive or release: (i) any claims arising after the Effective Date of this Agreement, including any claim for breach of this Agreement; or (ii) any indemnification rights, as set forth in paragraph 7 below, the EXECUTIVE has against the EMPLOYER GROUP.

2

4. No Outstanding or Known Future Claims/Causes of Action. Each Party affirms that it has not filed with any governmental agency or court any type of action or report against the other Party, and currently knows of no existing act or omission by the other Party that may constitute a claim or liability excluded from the release in paragraph 3 above.

(a) The Employee has not observed, nor has any information pertaining to any member of the Employer, in any unlawful conduct relating to the business of the Employer. If any of these statements are not true, the must describe in detail all occurrences of such conduct in Exhibit A attached here to and incorporated into this document.

(b) If any of these statements are not true and are not disclosed in Exhibit A, the Executive cannot sign this Agreement and must notify the Employer immediately in writing of the statements that are not true.

5. Acknowledgment of Settlement. The Parties, as broadly described in paragraph 3 above, acknowledge that (a) the consideration set forth in this Agreement, which includes, but is not limited to, the Settlement Payment, is in full settlement of all claims or losses of whatsoever kind or character that they have, or may ever have had, against the other Party, as broadly described in paragraph 3 above, including by reason of the Dispute and (b) by signing this Agreement, and accepting the consideration provided herein and the benefits of it, they are giving up forever any right to seek further monetary or other relief from the other Party, as broadly described in paragraph 3 above, for any acts or omissions up to and including the Effective Date, as set forth in paragraph 3, including, without limitation, the Dispute.

6. No Admission of Liability. The Parties acknowledge that the Settlement Payment was agreed upon as a compromise and final settlement of disputed claims and that payment of the Settlement Payment is not, and may not be construed as, an admission of liability by EMPLOYER and is not to be construed as an admission that EMPLOYER engaged in any wrongful, tortious, or unlawful activity. EMPLOYER specifically disclaims and denies (a) any liability to EXECUTIVE and (b) engaging in any wrongful, tortious, or unlawful activity.

7. Indemnification. In the event that the EXECUTIVE is made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), other than any Proceeding initiated by the EXECUTIVE or the EMPLOYER related to any contest or dispute between the EXECUTIVE and the EMPLOYER or any of its affiliates with respect to this Agreement or the EXECUTIVE’s employment, by reason of the fact that the EXECUTIVE is or was a director or officer of the EMPLOYER, EMPLOYER GROUP, or any affiliate of the EMPLOYER, or is or was serving at the request of the EMPLOYER as a director, officer, member, EXECUTIVE, or agent of another corporation or a partnership, joint venture, trust, or other enterprise, the EXECUTIVE shall be indemnified and held harmless by the EMPLOYER from and against any liabilities, costs, claims, and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys' fees). Costs and expenses incurred by the EXECUTIVE in defense of such Proceeding (including attorneys' fees) shall be paid by the EMPLOYER in advance of the final disposition of such litigation upon receipt by the EMPLOYER of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount, and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by or on behalf of the EXECUTIVE to repay the amounts so paid if it shall ultimately be determined that the EXECUTIVE is not entitled to be indemnified by the EMPLOYER under this Agreement.

3

8 EMPLOYER Representations. The EMPLOYER specifically represents, warrants, and confirms that the EMPLOYER:

(a) has not filed any claims, complaints, or actions of any kind against the EXECUTIVE with any federal, state, or local court or government or administrative agency;

(b) has not engaged in any unlawful conduct relating to the business of the EMPLOYER.

9. EXECUTIVE Representations. The EXECUTIVE specifically represents, warrants, and confirms that the EXECUTIVE:

(a) has not filed any claims, complaints, or actions of any kind against the EMPLOYER GROUP with any federal, state, or local court or government or administrative agency;

(b) has not engaged in any unlawful conduct relating to the business of the EMPLOYER.

10. Confidentiality of Agreement. The Parties expressly understand and agree that this Agreement and its contents (including, but not limited to, the fact of payment and the amounts to be paid hereunder) shall remain CONFIDENTIAL and shall not be disclosed to any third party whatsoever, except the Parties’ counsel, accountants, financial advisors, tax professionals retained by them, any federal, state, or local governmental taxing or regulatory authority, and the Parties’ management, officers, and Board of Directors and except as required by law or order of court. Any person identified in the preceding sentence to whom information concerning this Agreement is disclosed is bound by this confidentiality provision and the disclosing party shall be liable for any breaches of confidentiality by persons to whom they have disclosed information about this Agreement in accordance with this paragraph. Nothing contained in this paragraph shall prevent any Party from stating that the Parties have “amicably resolved all differences,” provided, however, that in so doing, the Parties shall not disclose the fact or amount of any payments made or to be made hereunder and shall not disclose any other terms of this Agreement or the settlement described herein. If any subpoena, order, or discovery request (the “Document Request”) is received by any of the Parties hereto calling for the production of the Agreement, such Party shall promptly notify the other Party hereto prior to any disclosure of same. In such case, the subpoenaed Party shall: (a) make available as soon as practicable (and in any event prior to disclosure), for inspection and copying, a copy of the Agreement it intends to produce pursuant to the Document Request unless such disclosure is otherwise prohibited by law; and (b) to the extent possible, not produce anything in response to the Document Request for at least ten (10) business days following such notice. If necessary, the subpoenaed Party shall take appropriate actions to resist production, as permitted by law, so as to allow the Parties to try to reach agreement on what shall be produced. This paragraph is a material part of this Agreement.

4

11. Non-Disparagement. The Parties agree that, unless required to do so by legal process, both Parties and the EMPLOYER GROUP will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, to any person whatsoever, about the other Party or the other Party’s

(a) spouse, attorneys, or representatives;

or

(b) affiliates, or any of its directors, officers, EXECUTIVEs, attorneys, agents, or representatives.

For purposes of this paragraph, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product quality of the person or entity to whom the communication relates.

12. Agreement is Legally Binding. The Parties intend this Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors, assigns, executors, administrators, heirs, and estates. Moreover, the persons and entities referred to in paragraph 3 above, but not a Party, are third-party beneficiaries of this Agreement.

13. Entire Agreement. The recitals set forth at the beginning of this Agreement are incorporated by reference and made a part of this Agreement. This Agreement constitutes the entire agreement and understanding of the Parties and supersedes all prior negotiations and/or agreements, proposed or otherwise, written or oral, concerning the subject matter hereof. Furthermore, no modification of this Agreement shall be binding unless in writing and signed by each of the parties hereto.

14. New or Different Facts: No Effect. Except as provided herein, this Agreement shall be, and remain, in effect despite any alleged breach of this Agreement or the discovery or existence of any new or additional fact, or any fact different from that which either Party now knows or believes to be true. Notwithstanding the foregoing, nothing in this Agreement shall be construed as, or constitute, a release of any Party’s rights to enforce the terms of this Agreement.

15. Interpretation. Should any provision of this Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement. The headings within this Agreement are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Agreement shall not be construed against either Party as the author or drafter of the Agreement.

16. Governing Law, Jurisdiction, and Venue. This Agreement, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of New York without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought in any state or federal court located in the state of New York, county of Suffolk. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

5

17. Reliance on Own Counsel. In entering into this Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise.

18. Counterparts. This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. Authority to Execute Agreement. By signing below, each Party warrants and represents that the person signing this Agreement on its behalf has authority to bind that Party and that the Party’s execution of this Agreement is not in violation of any by-law, covenants, and/or other restrictions placed upon them by their respective entities.

20. Effective Date. The terms of the Agreement will be effective when an executed copy of this Agreement is delivered to said counsel for EXECUTIVE as described in paragraph 1 above (the “Effective Date”).

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, and intending to be legally bound, each of the Parties hereto has caused this Agreement to be executed as of the date(s) set forth below.

HEALTHCARE SOLUTIONS HOLDINGS, INC.

/s/ Josh Constantin
Josh Constantin
Interim CEO & Chairman of the Board

JONATHAN LOUTZENHISER

/s/ Jonathan Loutzenhiser
Jonathan Loutzenhiser

7